                            ARTICLES OF ORGANIZATION

                                       OF

                             Cinergy Woodsdale, LLC

     The  undersigned,  being a natural  person of age  eighteen  years or more, acting as the Sole  Organizer  of a  limited  liability  company  under the Ohio
Limited Liability Company Act (as the same may be amended from time to time, the
"Act"),  adopts,  pursuant to Section 1705.04 of the Act, the following Articles of Organization for such limited liability company (the "Company"):

                                    ARTICLE I

                                      NAME

                        The name of the Company shall be:
                             Cinergy Woodsdale, LLC

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

     The initial  registered office of the Company shall be: c/o The Corporation
Trust Company, 441 Vine Street, Suite 3810,  Cincinnati,  Hamilton County, Ohio,
or such other  location as the Company by consent shall  determine.  The initial registered  agent of the Company shall be: The  Corporation  Trust Company,  441
Vine Street, Suite 3810, Cincinnati,  Hamilton County, Ohio 45202, or such other location as the Company by consent shall determine. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                               PERIOD OF DURATION

     The Company shall exist until dissolved according to law or by the terms of its Operating Agreement.

                                   ARTICLE IV

                                     POWERS

     Except as  restricted  by the Articles of  Organization,  the Company shall have and may exercise all powers and rights  which a limited  liability  company may exercise legally pursuant to the Act.

                                    ARTICLE V

                         ADOPTION OF OPERATING AGREEMENT

     The initial  Operating  Agreement (the "Agreement") of the Company shall be adopted by its  members.  The  Agreement  may  contain  any  provisions  for the regulation  and management of the affairs of the Company not  inconsistent  with law or this Articles of Organization.

                                   ARTICLE VI

                                   AMENDMENTS

     The Company reserves the right to amend this Articles of Organization  from time to time in accordance with the Act,  provided,  that the unanimous approval of the members of the Company to such amendment has been duly obtained.

     The undersigned does hereby certify, make and acknowledge these Articles of
Organization on this 30th day of November, 2000.

                               /s/ Cecilia Temple
                               ------------------
                                 Cecilia Temple
                                 Sole Organizer